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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-105299, 333-68058, 333-43044, 333-55705,
333-25371, 333-106035, 333-105298, 333-68056, 333-82113, 333-19469, 333-105297,
333-43046 and 333-25369) and Form S-3 (No. 333-109564 and 333-111181) of ArQule,
Inc., of our report dated March 16, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts




March 16, 2005